Exhibit 99.2

CHIEF OPERATING OFFICER

Effective: January 1, 2016

CHIEF OPERATING OFFICER

PURPOSE: To define the compensation plan for the CHIEF OPERATING OFFICER.

SCOPE: Perma-Fix Environmental Services, Inc.

POLICY: The Compensation Plan is designed to retain, motivate and reward the incumbent to support and achieve the business, operating and financial objectives of Perma-Fix Environmental Services, Inc. (the “Company”).

BASE SALARY: The Base Salary indicated below is paid in equal periodic installments per the regularly scheduled payroll.

PERFORMANCE INCENTIVE COMPENSATION: Performance Incentive Compensation is available based on the Company’s financial results noted in the COO MIP Matrix below. Effective date of plan is January 1, 2016 and incentive will be for entire year of 2016. Performance incentive compensation will be paid on or about 90 days after year-end, or sooner, based on final Form 10-K financial statement.

SEPARATION: If employment is separated prior to the annual incentive compensation payment date as noted above, no incentive compensation is due to the incumbent.

ACKNOWLEDGEMENT: Payment of Performance Incentive Compensation of any type will be forfeited, unless the Human Resources Department has received a signed acknowledgement of receipt of the Compensation Plan prior to the applicable payment date.

INTERPRETATIONS: The Compensation Committee of the Board of Directors retains the right to modify, change or terminate the Compensation Plan at any time and for any reason. It also reserves the right to determine the final interpretation of any provision contained in the Compensation Plan and it reserves the right to modify or change the Revenue and EBITDA Targets as defined herein in the event of the sale or disposition of any of the assets of the Company. While the plan is intended to represent all situations and circumstances, some issues may not easily be addressed. The Compensation Committee will endeavor to review all standard and non-standard issues related to the Compensation Plan and will provide quick interpretations that are in the best interest of the Company, its shareholders and the incumbent.

CHIEF OPERATING OFFICER

Base Pay and Performance Incentive Compensation Targets

The compensation for the below named individual as follows:

Annualized Base Pay:	$215,000
Performance Incentive Compensation Target (at 100% of Plan):	$107,500
Total Annual Target Compensation (at 100% of Plan):	$322,500

The Performance Incentive Compensation Target is based on the COO MIP Matrix below.

COO MIP MATRIX

2016

				TARGET

Revenue Target	<$56,000,000	$56,000,000	$68,000,000	$80,000,000	$96,000,000	$112,000,000	$128,000,000
EBITDA Target	<$6,370,000	$6,370,000	$7,735,000	$9,100,000	$10,920,000	$12,740,000	$14,560,000

% of Performance Incentive Target	0%	10%	50%	100%	130%	170%	200%
% of Target Achieved	<70%	70%-84%	85%-99%	100%-119%	120%-139%	140%-159%	160%	+

Revenue	$-	$1,074	$5,374	$10,750	$15,357	$21,500	$26,107
EBITDA	-	6,450	32,250	64,500	92,143	129,000	156,643
Health and Safety	-	1,613	8,063	16,125	16,125	16,125	16,125
Permit & License Violations	-	1,613	8,063	16,125	16,125	16,125	16,125
	$-	$10,750	$53,750	$107,500	$139,750	$182,750	$215,000

1)

Revenue is defined as the total consolidated third party top line revenue from continuing operations (excluding Perma-Fix Medical S.A. (“PF Medical”) for 2016) as publicly reported in the Company’s 2016 financial statements. The percentage achieved is determined by comparing the actual consolidated revenue from continuing operations to the Board approved Revenue Target from continuing operations, which is $80,000,000. The Board reserves the right to modify or change the Revenue Targets as defined herein in the event of the sale or disposition of any of the assets of the Company or in the event of an acquisition.

2)

EBITDA is defined as earnings before interest, taxes, depreciation, and amortization from continuing operations, excluding PF Medical. The percentage achieved is determined by comparing the actual EBITDA to the Board approved EBITDA Target for 2016, which is $9,100,000. The Board reserves the right to modify or change the EBITDA Targets as defined herein in the event of the sale or disposition of any of the assets of the Company or in the event of an acquisition.

3)

The Health and Safety Incentive target is based upon the actual number of Worker’s Compensation Lost Time Accidents, as provided by the Company’s Worker’s Compensation carrier. The Corporate Controller will submit a report on a quarterly basis documenting and confirming the number of Worker’s Compensation Lost Time Accidents, supported by the Worker’s Compensation Loss Report provided by the company’s carrier or broker. Such claims will be identified on the loss report as “indemnity claims.” The following number of Worker’s Compensation Lost Time Accidents and corresponding Performance Target Thresholds has been established for the annual Incentive Compensation Plan calculation for 2016.

Work Comp. Claim Number	Performance Target
6	70%-84%
5	85%-99%
4	100%-119%
3	120%-139%
2	140%-159%
1	160%+

4)

Permits or License Violations incentive is earned/determined according to the scale set forth below:  An “official notice of non-compliance” is defined as an official communication during 2016 from a local, state, or federal regulatory authority alleging one or more violations of an otherwise applicable Environmental, Health or Safety requirement or permit provision, which results in a facility’s implementation of corrective action(s).

Permit and License Violations	Performance Target
6	70%-84%
5	85%-99%
4	100%-119%
3	120%-139%
2	140%-159%
1	160%+

5)	No performance incentive compensation will be payable for achieving the health and safety, permit and license violation, and revenue targets unless a minimum of 70% of the EBITDA Target is achieved.

Performance Incentive Compensation Payment

Effective date of plan is January 1, 2016. Performance incentive compensation will be paid on or about 90 days after year-end, or sooner, based on final Form 10-K financial statement.

In no event will Performance Incentive Compensation paid to all Executive Officers as a group exceed 50% of Pretax Net Income exclusive of PF Medical computed prior to the calculation of bonus expense. If applicable, Incentive Compensation payments will be reduced on a pro-rata basis, so not to exceed 50% of Pretax Net Income.

ACKNOWLEDGMENT:

I acknowledge receipt of the aforementioned Chief Operating Officer 2016 - Compensation Plan. I have read and understand and accept employment under the terms and conditions set forth therein.

/s/John Lash	2/9/16
/S/ John Lash	Date

/s/Dr. Gary Kugler	2/9/16
/S/ Board of Directors	Date